AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

        THIS AMENDMENT dated as of the 1st day of May, 2012, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Osterweis Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit K to the Agreement is hereby superseded and replaced with Amended Exhibit K attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric W. Falkeis	By: /s/ Michael R. McVoy

Name: Eric W. Falkeis	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

5/1/12

Amended Exhibit K to the PMP Transfer Agent Servicing Agreement

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL/FEE SCHEDULE at : April 1, 2010

Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
    ♦ No-Load  - $[   ] /account
    ♦ Matrix Level 3 - $[   ]
    ♦ Closed Accounts - $[   ]/account
Annual Minimum :
    ♦ $[   ] per no-load fund
    ♦ $[   ] per load or daily accrual fund
Plus basis points on family-level assets – [  ] basis point on assets at or below $[  ] billion; ½ basis point on assets above $[  ] billion
Activity Charges
    ♦ Telephone Calls - $[  ] per minute
    ♦ E-mail Services
$[  ]/month administration
$[  ] /e-mail received
♦ Draft Check Processing - $[  ] /draft
♦ Daily Valuation Trades - $[  ] /trade
♦ Lost Shareholder Search - $[  ] /search
♦ AML Base Service (excl Level [  ] accounts)
[  ]-[  ] accounts - $[  ]/year
[  ]-[  ] accounts - $[  ]/year
[  ]-[  ] accounts – $[  ]/year
[  ]+ accounts - $[  ]/year
♦ AML New Account Service - $[  ]/new domestic accounts and $[  ]/new foreign account
♦ ACH/EFT Shareholder Services:
$[  ] /month/fund group
$  [  ] /ACH item, setup, change
$[  ] /correction, reversal
Out-of-pocket Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ ACH fees, NSCC charges
♦ All other out-of-pocket expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
   ♦ $[  ] /qualified plan acct (Cap at $[  ]/SSN)
   ♦ $[  ] /Coverdell ESA acct (Cap at $[  ]/SSN)
   ♦ $[  ] /transfer to successor trustee
   ♦ $[  ] /participant distribution (Excluding SWPs)
   ♦ $[  ] /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
   ♦ $[  ] /outgoing wire transfer
   ♦ $[  ] /overnight delivery
   ♦ $[  ] /return check or ACH
   ♦ $[  ] /stop payment
   ♦ $  [  ] /research request (Cap at $[  ]/request)
(For requested items of the second calendar year [or previous] to the request)

Technology Charges
 1. Fund Group Setup (first cusip) - $[  ] /fund group
 2. Fund Setup - $[  ] /cusip (beyond first cusip)
 3.   NSCC Service Interface – All NSCC Services
   ♦ Setup - $[  ] /fund group
   ♦ Annual - $[  ] /cusip/year
 4.   Telecommunications and Voice Services
   ♦ Service Setup - $[  ] ATT transfer connect
   ♦ VRU Setup - $[  ] /fund group
   ♦ VRU Maintenance - $[  ] /cusip/month
   ♦ $[  ] /voice response call
   ♦ $[  ] /voice recognition call
 5. Asset Allocation Services - $[  ] /account group/year ([  ] reallocations)
 6. Average Cost - $[  ] /account/year
 7. Development/Programming - $[  ] /hour
 8. File Transmissions – subject to requirements
 9. Selects - $[  ] per select
10. ReportSource - $[  ] /month – Web reporting
11. Extraordinary services – charged as incurred
   ♦ Conversion of Records (if necessary) – Estimate to be provided.
   ♦ Custom processing, re-processing.

* Subject to CPI increase.

Advisor’s Signature not required as the fees are not being changed.

5/1/12

Amended Exhibit K (continued)  to the PMP Transfer Agent Servicing Agreement - Osterweis

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at : 4/1/10

Disaster Recovery - $[  ] per open account

FAN WEB Select
.
    − Monthly Fee - $[  ]
    − Inquiry - $[  ] /event
    − Transaction – $[  ] /event
    − Customization - $[  ]/hr

All other extraordinary services
Fees are billed monthly.

Advisor’s Signature not required as the fees are not being changed.

5/1/12